UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         NATIONAL PENN BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
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          N/A

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          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:



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[GRAPHIC OMITTED]


                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING


Dear National Penn Shareholder:

     On Tuesday, April 22, 2003, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at the Sheraton Reading Hotel, Route 422 West and Paper Mill Road, Wyomissing, Pennsylvania. The meeting will begin at 4:00 p.m.

     Only shareholders who owned stock at the close of business on March 7, 2003 can attend and vote at the meeting or any postponement or adjournment. At the meeting, we will:

     1. Elect four directors;

     2. Attend to other business, if any, properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the election of directors described in this proxy statement.

     At the meeting, we also will report on our 2002 business results and other matters of interest to shareholders.

     We are enclosing with this proxy statement a copy of our 2002 Annual Report on Form 10-K. The approximate date this proxy statement and card(s) are being mailed is March 24, 2003.

     IMPORTANT: Your proxy statement contains an Admission Ticket.  FOR
     ---------
SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE
MEETING.



                                              By Order of the Board of Directors




                                                /s/ Sandra L. Spayd
                                                -------------------
                                                Sandra L. Spayd
                                                Secretary

March 24, 2003


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


                                                   TABLE OF CONTENTS

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


Proxy Statement...........................................................................................   1
   Election of Directors..................................................................................   1
     Director Information.................................................................................   2
     Corporate Governance.................................................................................   3
     Meetings and Attendance..............................................................................   5
     Director Compensation................................................................................   5
   Executive Compensation.................................................................................   7
     Compensation Committee Report........................................................................   7
     Summary Compensation Table............................................................................ 11
     Stock Options......................................................................................... 12
     Pension Benefits...................................................................................... 14
     Employment and Change-in-Control Agreements........................................................... 15
   Performance Graph....................................................................................... 18
   Audit Committee Report.................................................................................. 19
   Stock Ownership......................................................................................... 21
     Directors and Executive Officers...................................................................... 21
     Five Percent Shareholders............................................................................. 22
   Other Director and Executive Officer Information........................................................ 22
     Related Party and Similar Transactions................................................................ 22
     Section 16(a) Beneficial Ownership Reporting Compliance............................................... 22
   Additional Information.................................................................................. 23
     Record Date; Shares Outstanding....................................................................... 23
     Quorum................................................................................................ 23
     Proxies; Right to Revoke.............................................................................. 24
     Default Voting........................................................................................ 24
     Tabulation of Votes................................................................................... 24
     Voting by Street Name Holders......................................................................... 24
     Independent Accountants............................................................................... 24
     Proxy Solicitation.................................................................................... 25
     Shareholder Proposals for Next Year's Meeting......................................................... 25
     Director Nominees..................................................................................... 25
     Shareholder List...................................................................................... 26
     Annual Report for 2002................................................................................ 26
   Appendix A: Audit Committee Charter..................................................................... 27

                         NATIONAL PENN BANCSHARES, INC.


                                 PROXY STATEMENT

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--------------------------------------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. ("National Penn"), on behalf of the Board of Directors, for the 2003 Annual Meeting of Shareholders. This Proxy Statement and the related proxy form are being distributed on or about March 24, 2003.

     You can vote your shares by completing and returning the enclosed written proxy card. You can also vote your shares by telephone. To do so, simply follow the instructions attached to the proxy card. Telephone voting is toll-free, and is available 24 hours a day. Votes submitted by telephone must be received by 4:00 p.m. on April 22, 2003. If you vote by telephone, you need not return a proxy card.

     You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone will not affect your right to attend the meeting and vote.

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ELECTION OF DIRECTORS
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--------------------------------------------------------------------------------


     The proposal scheduled to be voted on at the meeting is the election of four directors. These directors will serve a three-year term as Class I directors. The Board of Directors has nominated John H. Body, J. Ralph Borneman, Jr., Glenn E. Moyer and Robert E. Rigg for election as Class I directors. All of these individuals are currently serving as National Penn directors.

The Board of Directors recommends a vote "FOR" all its nominees.

     The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

     Lawrence T. Jilk, Jr., who served as a Class II director, retired as a director effective October 23, 2002, completing his transition into retirement. Mr. Jilk retired as Chairman of National Penn on December 28, 2001.

     The bylaws permit shareholders to nominate candidates for election as directors. A nomination must be made in compliance with the advance notice and information requirements of the bylaws. National Penn has not received any such notice of a nomination.

     In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting. That means the four nominees of the Board will be elected if they receive more affirmative votes than any other nominees.



                                        1

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Director Information
--------------------------------------------------------------------------------


     The Board is separated into three classes, each with a three-year term. The terms of the persons elected as Class I directors will expire in 2006. The terms of the continuing Class II directors expire in 2004, and the terms of the continuing Class III directors expire in 2005.

     Below is biographical and other information about the nominees for election as Class I directors, and the continuing Class II and Class III directors, as of March 7, 2003.

Nominees as Class I directors to serve until 2006:

John H. Body, age 69, has been a director since 1981. Mr. Body, who is retired, is the former Manager, General Services of Air Products and Chemicals, Inc. He is a member of the following Board committees: Audit, Compensation, Executive and Nominating/Corporate Governance (Chair).

J. Ralph Borneman, Jr., age 64, has been a director since 1988. Mr. Borneman is President of Body-Borneman Associates, Inc., an insurance agency. Mr. Borneman is also a member of the boards of directors of Erie Indemnity Co. and Erie Family Life Insurance Co. He is a member of the following Board committees:
Audit, Compensation (Chair), Executive and Nominating/Corporate Governance.

Glenn E. Moyer, age 51, has been a director since 2002. Mr. Moyer has been Executive Vice President of National Penn since April 2001 and President and Chief Operating Officer of National Penn Bank since January 2001. He was Executive Vice President and Chief Lending Officer of National Penn Bank and President of National Penn Bank's Elverson Division from January 1999 to January 2001. Prior to that, he was President, Chief Executive Officer and a director of Elverson National Bank.

Robert E. Rigg, age 50, has been a director since 1999. Mr. Rigg is the President of Rigg Darlington Group Inc., an insurance agency, and is a cousin of Mr. Jacobs. Mr. Rigg was first elected a director when National Penn acquired Elverson National Bank, as provided in the acquisition agreement. He is a member of the Audit Committee of the Board.

Continuing Class II directors to serve until 2004:

Frederick H. Gaige, age 66, has been a director since 1997. Dr. Gaige, who is retired, is the former Dean and Campus Executive Officer of Penn State, Berks-Lehigh Valley College. He is a member of the following Board committees:
Audit and Compensation.

John W. Jacobs, age 53, has been a director since 1999. Mr. Jacobs is a private investor and is a cousin of Mr. Rigg. Mr. Jacobs was first elected a director when National Penn acquired Elverson National Bank, as provided in the acquisition agreement. He is a member of the Nominating/Corporate Governance Committee of the Board.

C. Robert Roth, age 55, has been a director since 1990. Mr. Roth is a Bucks County District Justice. He is a member of the Audit Committee of the Board.

John C. Spier, age 52, was named a director in February 2003. He is Group Executive Vice President for Corporate Planning of National Penn Bank, and Chairman and Chief Executive Officer of the FirstService Division of National Penn Bank. Prior to that, he was President and Chief Executive Officer and a director of FirstService Bank. Mr. Spier was elected a director when National Penn acquired FirstService Bank, as provided in the acquisition agreement.

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Continuing Class III Directors to serve until 2005:

Frederick P. Krott, age 56, has been a director since 2001. Mr. Krott is President of Lamm & Witman Funeral Home, Inc. Mr. Krott was first elected a director when National Penn acquired Community Independent Bank, Inc., as provided in the acquisition agreement. He is a member of the Compensation Committee of the Board.

Patricia L. Langiotti, age 56, has been a director since 1986. Ms. Langiotti is President of Creative Management Concepts, a management consulting firm. From 1989 until 1998, she was also the Chief Executive Officer of Brubacher Excavating, Inc. She is a member of the following Board committees: Audit (Chair), Compensation, Executive and Nominating/Corporate Governance.

Kenneth A. Longacre, age 69, has been a director since October 2001, and was a director from 1990 through 2000. Mr. Longacre is Chairman of Farm & Home Oil Company. He was Chief Executive Officer of Farm & Home Oil Company from 1990 through 1998. He is a member of the following Board committees: Compensation and Executive (Chair).

Alexander Rankin, age 70, was named a director in February 2003. Mr. Rankin is Chairman of Vulcan Spring & Manufacturing Co. Mr. Rankin was elected a director when National Penn acquired FirstService Bank, as provided in the acquisition agreement.

Wayne R. Weidner, age 60, has been a director since 1985. Mr. Weidner has been Chairman, President and Chief Executive Officer of National Penn since January 2002. He was President and Chief Executive Officer of National Penn in 2001, and President from 1998 to 2000. He is also Chairman and Chief Executive Officer of National Penn Bank. He is a member of the Executive Committee of the Board.

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Corporate Governance
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     National Penn's governing body is its Board of Directors. The Board is elected by the shareholders to direct and oversee the company's management in the long-term interests of shareholders.

     Corporate Governance Guidelines
     -------------------------------

     The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn's articles of incorporation, bylaws, and the charters of Board committees, provide a framework for the governance of National Penn. The Guidelines are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic process, these Guidelines are reviewed periodically and may be changed by the Board from time to time.

     Director Independence
     ---------------------

     A majority of Board members are independent directors, as defined by the Securities and Exchange Commission, The Nasdaq Stock Market and other regulatory authorities. The independent directors periodically meet in executive session without management present.

     Board Membership Criteria
     -------------------------

     Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, mature confidence and high performance standards. Candidates for membership on the Board are selected for their character, judgment, business experience and acumen. Each non-employee director is expected to, and currently does, meet National Penn's stock ownership guidelines, which provide for ownership of National Penn stock worth at least twice the annual retainer.

     Board Committees
     ----------------

     The Board maintains four standing committees: Executive, Audit, Compensation and Nominating/Corporate Governance. Each committee operates under its own separate charter which is approved by the Board.

     Executive Committee. The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board. The Executive Committee quickly responds to time-sensitive business and legal matters when they arise. The Executive Committee also is responsible for ensuring an appropriate structure for management succession and development.

     Audit Committee. National Penn's Audit Committee is currently comprised of six directors, all of whom are independent as described above. The Audit Committee's duties include:

     o Appointing, approving compensation for, and providing oversight of, National Penn's independent accountants;

     o Approving all audit and non-audit services to be performed by the independent accountants;

     o Reviewing the scope and results of the audit plans of the independent accountants and internal auditors;

     o Overseeing the scope and adequacy of internal accounting control and record- keeping systems;

     o Reviewing the objectivity, effectiveness and resources of the internal audit function;

     o Conferring independently with, and reviewing various reports generated by, the independent accountants;

     o Resolving any disagreements between management and the independent accountants; and

     o Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     A more comprehensive description of the duties and responsibilities may be found in the Audit Committee Charter, attached to this Proxy Statement as Appendix A.

     Compensation Committee. National Penn's Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans. The Compensation Committee is currently comprised of six directors, all of whom are independent, as described above. The Compensation Committee's duties include:

     o   Determining the compensation for executive management;


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     o   Establishing compensation policies for National Penn's directors, officers and employees generally; and

     o   Administering National Penn's stock-based compensation plans.

     Nominating/Corporate Governance Committee. National Penn's
Nominating/Corporate Governance Committee is comprised of four directors, all of whom are independent as described above. The Nominating/Corporate Governance Committee's duties include:

     o Screening and recommending Board member candidates (see also "Director Nominees" on page 25);

     o Evaluating the performance of the Board, including the training and orientation of directors; and

     o Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance.

     Code of Conduct
     ---------------

     National Penn has adopted a Code of Conduct that includes a conflict of interest policy and applies to all directors, officers and employees. All directors, officers and employees are required annually to affirm in writing their acceptance of the Code of Conduct.

     Code of Ethics
     --------------

     In addition to the Code of Conduct, National Penn has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and other senior financial officers. The Code of Ethics supplements the Code of Conduct and addresses additional subjects including the integrity of financial reports.

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Meetings and Attendance
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     In 2002, the full Board met 13 times, the Audit Committee met five times, the Compensation Committee met four times, the Executive Committee met seven times and the Nominating/Corporate Governance Committee met once.

     All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

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Director Compensation
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     Messrs. Weidner, Moyer and Spier are the only directors who are also
National Penn employees. National Penn does not pay them any additional compensation for serving as directors of National Penn or any subsidiary.

     Annual Retainer and Per-Meeting Fees. National Penn pays each non-employee director an annual retainer fee and committee meeting fees for serving as a director. Various National Penn subsidiaries or divisions also pay certain fees to non-employee directors serving on their boards.

     Annual Retainer. During 2002, the annual retainer fee was $7,500, except that the Chair of each committee received an annual retainer of $8,500.


                                        5

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     Beginning January 1, 2003, the annual retainer fee is $10,000, except that the Chairs of the Executive, Compensation and Nominating/Corporate Governance Committees will receive an annual retainer fee of $12,500, and the Audit Committee Chair will receive an annual retainer fee of $15,000.

     Per-Meeting and Other Fees. During 2002, the committee meeting fee was $350 for each committee meeting attended. If there was a Board meeting or another committee meeting as well on the same day, or if the meeting was held by telephone conference call, the per-meeting fee was $175.

     Beginning January 1, 2003, committee meeting fees are $500 or $250 if the meeting is held by telephone conference call. Audit committee meeting fees are $750 or $375 if the meeting is held by telephone conference call. Also beginning January 1, 2003, the Audit Committee Chair receives a $250 fee per telephone meeting with National Penn's management and independent accountants (increased from $175 in 2002), and a $500 fee per meeting with the board of directors of any National Penn subsidiary. The Audit Committee Chair or other designated Audit Committee member receives a $500 fee plus mileage per meeting attended of the audit committee of Panasia Bank, N.A. ("Panasia"), a National Penn subsidiary (increased from $350 in 2002).

     Each non-employee director is also a director of National Penn Bank. Beginning January 1, 2003, National Penn Bank pays each non-employee director a fee of $1,000 per Bank Board meeting attended (increased from $500). Bank Board committee fees and telephone conference call meeting fees are the same as the National Penn fees described above.

     Certain non-employee directors also serve as directors of various National Penn Bank subsidiaries or divisions and are separately paid for such services, as follows:

     o Mr. Jacobs is also a non-employee director of Penn Securities, Inc. and receives $500 for each Penn Securities Board meeting attended (increased from $250 in 2002).

     o Messrs. Jacobs and Rigg are also non-employee members of National Penn Bank's Elverson Divisional Board and each receives $650 for each divisional board meeting attended.

     o Ms. Langiotti is also a non-employee director of Penn 1st Financial Services, Inc. and receives $500 for each Penn 1st Board meeting attended (increased from $250 in 2002).

     o Mr. Longacre is also a non-employee director of Investors Trust Company and Penn 1st Financial Services, Inc. and receives $500 for each Investors Trust or Penn 1st Board meeting attended (increased from $250 in 2002).

     o Mr. Krott is also a non-employee member of National Penn Bank's Berks/Lancaster Divisional Board and receives $600 for each divisional board meeting attended.

     o Mr. Rankin is also a non-employee member of National Penn Bank's FirstService Divisional Board and receives an annual retainer of $13,500, provided he attends at least 75% of the Divisional Board meetings in the year.

     Directors' Fee Plan. Each non-employee director may elect to receive his or her directors' fees in cash or National Penn common shares. If the director wishes, the payment may be deferred to a later time. During 2002, National Penn directors accrued a total of $193,053 in directors' fees. Of this amount, $118,778 was paid in cash or stock,

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$5,400 was deferred and will be paid in cash, and $68,875 was deferred and will be paid in stock.

     Stock Option Plan. Under a ten-year plan adopted in 1995, National Penn grants each non-employee director stock options for National Penn common stock on the first business day of each year through the year 2004. Due to the effect of stock splits and stock dividends, the number of shares covered by such options has increased from 500 in 1995 to 1,094 in 2003. This number will be adjusted in 2004 if there is a stock split or stock dividend prior to the grant date. The exercise price of these options is equal to the fair market value of the stock on the date of grant. The options become exercisable two years from the date of grant, subject to acceleration if a change of control of National Penn occurs or is attempted. The options expire ten years from the date of grant.

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EXECUTIVE COMPENSATION
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Compensation Committee Report
--------------------------------------------------------------------------------


     The Compensation Committee of National Penn's Board of Directors, comprised of six independent directors, establishes the compensation levels of National Penn's executive officers, including the Chief Executive Officer.

     Compensation Philosophy. The Committee believes the maximization of corporate performance and, in turn, shareholder value, depends largely on establishing a close alignment between the financial interests of shareholders and management. To that end, the Committee follows a pay-for-performance philosophy.

     The Committee intends to place at risk a major portion of executive management's compensation by emphasizing compensation earned through achievement of National Penn's financial goals and through appreciation in the market value of National Penn's stock. The Committee seeks to provide a high level of overall compensation to executive management if a high level of profitability is achieved.

     Components of Compensation. National Penn's compensation program for executive officers consists of three components:

     o   Base salary;

     o   Annual incentive compensation; and

     o   Long-term stock-based compensation.

     Annual incentive and long-term stock-based incentive compensation constitute a significant portion of overall compensation for executive management. The Committee feels that this compensation practice is an essential element in fostering a strong commitment to long-term growth in shareholder value.

     The three components of executive compensation are discussed separately below:

     Base Salary. The Committee reviews base salaries of executive officers annually, considering:

     o   Job scope and responsibilities;

     o   Corporate, unit and individual performance; and

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     o   Salary rates for similar positions at other companies.

     The Committee generally targets base salaries for executive management in the range of median salary levels of comparable level executives at peer institutions. Although the Committee considers National Penn's financial performance, its salary decisions are generally not tied to any specific financial performance factor. Although salary decisions are made independently of decisions on other components of compensation, they are made in the context of overall compensation.

     For 2002, the Committee reviewed an independent salary study of Pennsylvania banking companies, broken down by asset size, including data on chief executive officer compensation. These companies are more comparable to National Penn than the companies in the Nasdaq Bank Stock Index included in the graph on page 18, as that index includes larger companies throughout the United States. After this review, the Committee established Mr. Weidner's 2002 base salary at $292,000, a 6.1% increase over his 2001 salary level, which is in the range of median salary levels of the chief executive officers of the peer companies covered by the study.

     Annual Incentive Compensation. Superior performance in the short-term is rewarded with annual incentive compensation. This compensation tool motivates executive officers to accomplish and improve on-going operating results.

     Executive officers and others approved by the Committee are eligible to earn bonuses under the Executive Incentive Plan. These bonuses are a function of:

     o The size of the bonus fund, which the Committee determines each year, utilizing a formula as provided in the Plan;

     o The number of participants in the Plan, which the Committee determines each year; and

     o The Committee's subjective evaluation of each participant's contribution to National Penn's results for the year, after considering the participant's responsibility level and opportunity for team leadership, and the application of the individual limits set forth in the Plan.

     Bonuses awarded under the Plan are based on company-wide performance measures, and require high performance results for awards to be paid. Each year the Committee establishes internal and external financial performance goals for the ensuing year. For 2002:

     o The internal goal was for diluted per share operating income to exceed the same for 2001; and

     o The external goal was for net operating income before securities transactions, as a percent of average realized common equity, to exceed the average of such income, as a percent of average realized common equity, for a group of ten Pennsylvania banking companies selected by the Committee. This group is less varied than the companies in the Nasdaq Bank Stock Index included in the graph on page 18. The Committee believes that short-term financial performance should be measured against that of other regional banking companies. The Committee selects the comparison group annually, in advance.

     At the end of the year, the Committee determines if the two goals have been met. If so, a bonus fund is determined by a formula reflecting the extent by which the external goal was met. The maximum bonus fund is established if National Penn meets the

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external goal by 30% or more. If National Penn does not meet either goal, there is no bonus fund.

     The Plan provides for a maximum cash bonus of 50% of base salary for National Penn's two most senior executive officers, Messrs. Weidner and Moyer (Type A participants). For other officers, the Plan provides maximum cash bonuses of 35% or 25% of base salary (Type B or C participants).

     The Plan also provides that 25% of the total bonus award for each Type A or B participant is subject to mandatory deferral and the risk of forfeiture for five years. At the end of five years, if the participant is still employed, has retired at age 60 or later or has died, the participant (or his or her designated beneficiary) becomes entitled to the deferred bonus plus interest, together with a matching contribution from National Penn. The participant forfeits the deferred bonus if the requirements for a matching contribution are not satisfied. If there is a change-in-control of National Penn, each participant becomes entitled to an amount equal to all bonuses still deferred under the Plan plus interest, together with a matching contribution from National Penn. On the date of the change-in- control, the Plan terminates and all amounts are to be paid out within 30 days.

     In 2002, National Penn met both goals established under the Plan. Based on the resulting size of the bonus fund, the number of Plan participants, and the Committee's subjective performance evaluations of Plan participants for 2002, the Committee recommended, and the Board of Directors approved, a cash bonus of $146,026 and a mandatory deferred bonus of $48,675 for Mr. Weidner. In evaluating Mr. Weidner's performance, the Committee noted National Penn's record earnings in 2002 and Mr. Weidner's leadership in continuing to position National Penn for long-term profitable growth, including by acquisitions of other companies.

     Long-Term Stock-Based Compensation. The Committee believes that ownership of National Penn stock by executives who play significant roles in the success of National Penn is a key to building long-term shareholder value. To that end, stock options are an effective compensation tool. While the Committee encourages executives to retain stock acquired upon the exercise of options, the Committee recognizes that personal circumstances often lead executives to sell some or all of the stock acquired in any given exercise of options.

     The Committee grants stock options annually to executive officers and others under a stock compensation plan approved by shareholders. All options have an exercise price equal to the stock's fair market value on the date of grant and vest (become exercisable) in 20% increments over a five-year period. If an optionee's employment ends other than upon death or retirement at age 60 or later, non-vested options terminate. If there is a change-in-control of National Penn, all non-vested options vest immediately.

     In determining the number of options to be granted in 2002 to executive officers and others, the Committee considered:

     o Publicly available management compensation and option data about other banking companies;

     o   The number of options previously granted;

     o   Potential dilution;

     o   Vesting requirements;

     o   The number of shares outstanding; and

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



     o   National Penn's financial performance.

     The Committee did not apply any specific quantitative or qualitative criteria or assign any specific weight to any factor; the Committee made the grants subjectively in its best judgment. In 2002, the Committee granted executive officers and others stock options for a total of 292,429 shares or 1.4% of National Penn's shares outstanding at December 31, 2002, including stock options for 44,100 shares granted to Mr. Weidner (as adjusted for a subsequent 5% stock dividend).

     Tax Law. Under the federal income tax law, compensation to executives of public companies in excess of $1 million per year is not deductible for income tax purposes if it is not "performance-based." Given National Penn's current executive compensation levels, the Committee does not expect this tax law to affect National Penn, but the Committee will continue to monitor the situation. To the extent the Committee develops new executive compensation programs, it intends to structure them so that compensation will be deemed "performance-based" under this income tax law.

         J. Ralph Borneman, Jr., Chairman               Frederick P. Krott
         John H. Body                                   Patricia L. Langiotti
         Frederick H. Gaige                             Kenneth A. Longacre

--------------------------------------------------------------------------------
Summary Compensation Table
--------------------------------------------------------------------------------


     The following table summarizes the total compensation, for each of the last three years, for Mr. Weidner, National Penn's chief executive officer during 2002, and the four other most highly compensated persons who were serving as executive officers at the end of 2002. These individuals are referred to as the "Named Executive Officers."


                                                                                 Long-Term Compensation
                                                                            --------------------------------
                                         Annual Compensation                       Awards           Payouts
                            ----------------------------------------------  ---------------------  ---------
                                                                                        Securities
                                                                Other        Restricted  Underlying
         Name and                                               Annual         Stock      Options/     LTIP      All Other
         Principal                   Salary(1)   Bonus (2)   Compensation     Awards       SARs       Payouts   Compensation
         Position            Year      ($)         ($)           ($)            ($) U      (#)         ($)         ($)
--------------------------- -------  ---------- ----------- --------------  --------- -----------  --------- --------------
            (a)               (b)       (c)         (d)          (e)           (f)        (g)         (h)         (i)
Wayne R. Weidner             2002      $304,597    $197,201       0             0          44,100      0            $51,543(3)
  Chairman, President        2001       286,723     185,832       0             0          43,260      0             51,345
  and Chief Executive        2000       240,800     164,833       0             0          41,124      0             48,710
  Officer

Glenn E. Moyer               2002       235,912     152,398       0             0          33,075      0              6,392(3)
  Executive Vice             2001       216,712     152,235       0             0          27,038      0              5,553
  President; President       2000       192,611     108,477       0             0          11,356      0              5,512
  of National Penn Bank

Bruce G. Kilroy              2002       165,092      75,788       0             0           8,925      0              6,084(3)
  Group Executive Vice       2001       160,034      74,000       0             0           8,652      0              3,922
  President of National      2000       152,719      75,805       0             0           8,517      0              3,893
  Penn Bank

Paul W. McGloin(4)           2002       156,730      72,404       0             0           8,925      0              5,370(3)
  Group Executive Vice       2001       103,267      41,967       0             0           5,408      0              1,439
  President of National      2000             0           0       0             0               0      0                  0
  Penn Bank

Sharon L. Weaver             2002       156,003      74,154       0             0           8,925      0             18,874(3)
  Group Executive Vice       2001       145,200      69,467       0             0           8,652      0             17,397
  President of National      2000       127,980      66,417       0             0           8,517      0             16,582
  Penn Bank


(1)  Includes automobile and telephone allowances.
(2) Includes 25% mandatory deferral of total award under National Penn's Executive Incentive Plan.
(3)  o    50% matching contributions by National Penn under the Capital
          Accumulation Plan (a 401(k) plan) ($6,000 for Mr. Weidner, $6,000 for Mr. Moyer, $5,775 for Mr. Kilroy, $3,967 for Mr. McGloin and $5,355 for Ms. Weaver);

     o National Penn's matching contribution with respect to previously awarded, mandatorily deferred amounts under National Penn's Executive Incentive Plan paid in accordance with the Plan ($43,017 for Mr. Weidner and $13,287 for Ms. Weaver);

     o Imputed value of life insurance benefits equal to $1,122 for Mr. Weidner, $392 for Mr. Moyer, $309 for Mr. Kilroy, $1,403 for Mr. McGloin and $232 for Ms. Weaver; and

     o    Long-term disability insurance premiums of $1,404 for Mr. Weidner.

(4) Mr. McGloin became an employee of National Penn in March 2001.


--------------------------------------------------------------------------------
Stock Options
--------------------------------------------------------------------------------



     The following table shows certain information about the stock option awards that were made to the Named Executive Officers during 2002. Each award has been adjusted for National Penn's subsequent 5% stock dividend, as provided in the stock option plan.

                                                 Stock Option Grants in 2002


                                                           Individual Grants                              Grant Date Value
                                 ---------------------------------------------------------------------    ---------------
                                  Number of         % of Total                                                 Grant Date
                                  Securities           Options                                                Present Value
                                 Underlying         Granted to                                                 Based on
                                  Options             Employees          Exercise or                          Black-Scholes
                                  Granted(1)            in               Base Price(2)      Expiration          Model(4)
           Name                     (#)              Fiscal Year         ($/Share)            Date(3)            ($)
--------------------------       -----------       -------------       -----------          ----------    ---------------
            (a)                      (b)                (c)                (d)                  (e)               (f)

Wayne R. Weidner                      44,100              15.08%            $25.46            1/3/2013           $333,837

Glenn E. Moyer                        33,075              11.31%             25.46            1/3/2013            250,378

Bruce G. Kilroy                        8,925               3.05%             25.46            1/3/2013             67,562

Paul W. McGloin                        8,925               3.05%             25.46            1/3/2013             67,562

Sharon L. Weaver                       8,925               3.05%             25.46            1/3/2013             67,562
_______________________

(1) Each option becomes exercisable, if the holder remains an employee after the grant date, as follows: 20% per year on the first through fifth anniversary dates of the grant. All amounts represent stock options; National Penn's stock compensation plans do not provide for the issuance of stock appreciation rights. Each option is transferable to family members under specified conditions.

(2) National Penn's stock compensation plans provide that all options must be granted with an exercise price equal to the fair market value of the stock on the date of grant. The exercise price for an option must be paid in cash; an optionee exercising a non-qualified stock option may elect to surrender a percentage of the shares otherwise issuable to cover any required withholding taxes upon compliance with detailed procedural rules set forth in the plans.

(3) If employment terminates other than for retirement at age 60 or later or death, or for "cause," the non-vested portion of any option will lapse immediately and the unexercised vested portion of any option will lapse no later than three months after termination of employment. If employment terminates upon retirement at age 60 or later or death, the nonvested portion of any option will vest immediately and the option, to the extent remaining unexercised, will lapse no later than five years after termination of employment. If employment terminates for "cause," all unexercised options lapse immediately.

(4) Based upon the Black-Scholes option valuation model, which estimates the present dollar value of National Penn's common stock options to be $7.57 per share under option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 35%; (b) a risk-free rate of return of 3.93%, which approximates the 6-year, 8-month zero-coupon Treasury bond rate; (c) National Penn's average common shares dividend yield of 3.28% on the grant date; (d) an expected term of 6.83 years; and (e) an expected turnover of 5%.

     The following table shows certain information about option exercises during 2002 by the Named Executive Officers and the value of their unexercised options at the end of the year.

                                       Aggregated Option/SAR Exercises in Last Fiscal Year and
                                                  Fiscal Year End Option/SAR Values



                                                                                                Value of Unexercised
                                                               Number of Securities                 In-the-Money
                                                              Underlying Unexercised                Options/SARs
                                                              Options/SARs at FY-End                 at FY-End(2)
                                                          -------------------------------  -------------------------------
                              Shares
                             Acquired         Value
                            n Exercise     Realized(1)      Exercisable    Unexercisable    Exercisable     Unexercisable
          Name                 (#)             ($)              (#)             (#)             ($)              ($)
------------------------   ------------   --------------  --------------- ---------------  --------------  ---------------
          (a)                  (b)             (c)              (d)             (e)             (f)              (g)

Wayne R. Weidner                 34,268         $595,022          353,012         130,728      $3,180,514         $458,328

Glenn E. Moyer                        0                0           49,038          67,722         530,542          200,873

Bruce G. Kilroy                       0                0           24,275          25,968          95,819           92,492

Paul W. McGloin                       0                0            1,081          13,252           4,282           26,893

Sharon L. Weaver                      0                0           42,674          25,968         310,526           92,492
_________________

(1) Represents the total market value of the underlying common shares on the date of exercise minus the total exercise price for the options exercised.

(2) "In-the-Money Options" are stock options where the market value of the underlying common shares exceeded the exercise price at December 31, 2002. The value of such options is determined by subtracting the total exercise price for such options from the total fair market value of the underlying common shares on December 31, 2002.

--------------------------------------------------------------------------------
Pension Benefits
--------------------------------------------------------------------------------



     National Penn has a non-contributory, defined benefit Pension Plan generally covering employees who have reached 20 1/2 years of age and completed 1,000 hours of service with National Penn.

     The following table shows the annual retirement benefits payable under the plan in the form of a straight life annuity for a range of compensation and years of service classifications. The amounts shown in the table are based on an employee who is presently age 65 and has had a constant salary for the past five years. The amounts are not subject to offset for social security or other amounts.

     As of December 31, 2002, Messrs. Weidner, Moyer, Kilroy, McGloin and Ms. Weaver were credited with 40, 3, 5, 1 and 24 years of service under the plan, respectively, for benefit calculation purposes.

                                                      Pension Benefits


                                                       Years of Service
                    --------------------------------------------------------------------------------------
    Salary              15                  20                  25                 30               35
--------------      ----------          ----------          ----------          ---------      -----------

      $ 75,000         $15,300             $20,400             $25,500            $30,600        $  35,700
       100,000         $21,863             $29,150             $36,438            $43,725        $  51,013
       125,000         $28,425             $37,900             $47,375            $56,850        $  66,325
       150,000         $34,988             $46,650             $58,913            $69,975        $  81,638
       175,000         $41,555             $55,400             $69,250            $83,100        $  96,950
       200,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       225,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       250,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       275,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       300,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       325,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       350,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
       375,000(1)      $48,113             $64,150             $80,188            $96,225         $112,263
________________

(1) Salary in excess of $200,000 is disregarded in determining a participant's retirement benefit. The 2002 compensation covered by the plan (all salary) for Messrs. Weidner, Moyer, Kilroy, McGloin and Ms. Weaver was $200,000, $200,000, $165,092, $156,730 and $156,003,
         respectively.


     National Penn is also contractually obligated to provide Messrs. Weidner and Moyer with additional retirement benefits for a specified time period. See "Employment and Change-in- Control Agreements" on the next page.

--------------------------------------------------------------------------------
Employment and Change-in-Control Agreements
--------------------------------------------------------------------------------


     Wayne R. Weidner. On January 22, 2003, National Penn and National Penn Bank entered into an employment agreement with Wayne R. Weidner, Chairman, President and Chief Executive Officer of National Penn and Chairman and Chief Executive Officer of National Penn Bank. This agreement superseded an agreement originally entered into in 1989 that provided Mr. Weidner with a supplemental retirement benefit and a "change-in-control" benefit.

     The current agreement provides for Mr. Weidner to continue service in his current executive positions. The initial term of the agreement is three years--from January 22, 2003 through January 21, 2006. Unless terminated, the agreement is automatically extended by adding one year to the term of the agreement at the end of each year, until Mr. Weidner reaches the age of 62, after which there will be no further extensions.

     Mr. Weidner's annual base compensation under the agreement is $355,000, effective January 1, 2003. Mr. Weidner is eligible for annual merit salary increases and awards of stock options, and he is entitled to participate in National Penn's Executive Incentive Plan and to receive certain fringe benefits.

     The current agreement also provides Mr. Weidner with a supplemental retirement benefit, namely, a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years served by him. If Mr. Weidner had retired at December 31, 2002, he would have been entitled under the 1989 agreement to receive a retirement annuity of $154,632 per year for 15 years, with any concurrent payments under National Penn's pension plan credited toward the annuity payments. The current agreement does not change Mr. Weidner's supplemental retirement benefit.

     Mr. Weidner's current agreement also contains a "change-in-control" benefit. This benefit is exercisable by Mr. Weidner at any time within three years after a "change-in-control" of National Penn occurs (including a "merger of equals"). If a change-in-control occurs, Mr. Weidner may elect to terminate employment and receive a lump-sum cash severance payment equal to 299% of his average annual compensation for the five years preceding the change-in-control.

     National Penn may terminate the current agreement at any time with or without "cause," as defined in the agreement. If terminated without cause, the agreement will remain in effect for the remainder of its term, and Mr. Weidner will receive his base salary through the remaining term of the agreement and certain other benefits for one year. In addition, he will remain entitled to the supplemental retirement benefit and to the change-in-control benefit (should a change-in-control occur during the remaining term of the agreement). If terminated for cause, Mr. Weidner will only be entitled to receive accrued and unpaid salary through the date of termination. If terminated due to Mr. Weidner's disability, he will remain entitled to receive his base salary through the remaining term of the agreement and the supplemental retirement benefit. If terminated due to Mr. Weidner's death, Mr. Weidner's designated beneficiary will be entitled to receive a lump sum payment of his base salary through the remaining term of the agreement and the supplemental retirement benefit.

     The current agreement may be terminated by Mr. Weidner at any time. In such event, Mr. Weidner will be entitled to receive accrued unpaid salary through the date of termination, the supplemental retirement benefit and the change-in-control benefit (if applicable).

     The current agreement contains non-solicitation and non-competition provisions that restrict Mr. Weidner's right to compete with National Penn and National Penn Bank during the term of the agreement and, if he voluntarily terminates employment before reaching age 65, for the remainder of the term in effect at the time of termination. The current agreement also contains a non-disclosure provision binding on Mr. Weidner.

     Glenn E. Moyer. On December 18, 2002, National Penn and National Penn Bank entered into an employment agreement with Glenn E. Moyer, Executive Vice President of National Penn and President and Chief Operating Officer of National Penn Bank. This agreement superseded an agreement originally entered into in 1999 that provided Mr. Moyer with a "change-in-control" benefit.

     The current agreement provides for Mr. Moyer to continue service in his current or more senior executive positions. The initial term of the agreement is three years--from December 18, 2002 through December 17, 2005. Unless terminated, the agreement is automatically extended by adding one year to the term of the agreement at the end of each year, until Mr. Moyer reaches the age of 62, after which there will be no further extensions.

     Mr. Moyer's annual base compensation under the agreement is $284,000, effective January 1, 2003. Mr. Moyer is eligible for annual merit salary increases and awards of stock options, and he is entitled to participate in National Penn's Executive Incentive Plan and to receive certain fringe benefits.

     The current agreement also provides Mr. Moyer with a supplemental retirement benefit, namely, a retirement annuity for 10 years for up to 65% of his final average base salary, depending generally on the number of years served by him. Payments due to him under National Penn's pension plan will be credited toward the annuity payments.

     Mr. Moyer's current agreement also contains a "change-in-control" benefit. This benefit is exercisable by Mr. Moyer at any time within three years after a "change-in-control" of National Penn occurs (including a "merger of equals"). If a change-in-control occurs, Mr. Moyer may elect to terminate employment and receive a lump-sum cash severance payment equal to 299% of his average annual compensation for the five years preceding the change-in-control.

     National Penn may terminate the current agreement at any time with or without "cause," as defined in the agreement. If terminated without cause, the agreement will remain in effect for the remainder of its term, and Mr. Moyer will receive his base salary through the remaining term of the agreement and certain other benefits for one year. In addition, he will remain entitled to the supplemental retirement benefit (which, if less than 15/21 of the maximum amount based on his years of service, shall be increased to 15/21 of the maximum amount) and to the change-in- control benefit (should a change-in-control occur during the remaining term of the agreement). If terminated for cause, Mr. Moyer will only be entitled to receive accrued and unpaid salary through the date of termination. If terminated due to Mr. Moyer's disability, he will remain entitled to receive his base salary through the remaining term of the agreement and the supplemental retirement benefit. If terminated due to Mr. Moyer's death, Mr. Moyer's designated beneficiary will be entitled to receive a lump sum payment of his base salary through the remaining term of the agreement and the supplemental retirement benefit.

     The current agreement may be terminated by Mr. Moyer at any time. In such event, Mr. Moyer will be entitled to receive accrued unpaid salary through the date of termination, the supplemental retirement benefit (if he is at least 58 years old at the date of termination), and the change-in-control benefit (if applicable). Should Mr. Moyer terminate the agreement prior to reaching age 58, he will not receive any supplemental retirement benefit.

     The current agreement contains non-solicitation and non-competition provisions that restrict Mr. Moyer's right to compete with National Penn and National Penn Bank during the term of the agreement and, if he voluntarily terminates employment before reaching age 65, for the remainder of the term in effect at the time of termination. The current agreement also contains a non-disclosure provision binding on Mr. Moyer.

     Bruce G. Kilroy, Paul W. McGloin, Sharon L. Weaver. National Penn and National Penn Bank are parties to agreements with Bruce G. Kilroy, Group Executive Vice President and Chief Delivery Officer of National Penn Bank, Paul
W. McGloin, Group Executive Vice President and Chief Lending Officer of National Penn Bank, and Sharon L. Weaver, Group Executive Vice President--Human Resources/Branch Administration/Retail Banking/Marketing of National Penn Bank, that provide each of them with "change-in-control" benefits.

     The benefits provided by these agreements become payable if two events occur. First, there must be a "change-in-control" of National Penn or National Penn Bank (as defined in the agreements). Second, the executive's employment must be terminated without cause or the executive must resign after an adverse change in the terms of his or her employment. Adverse changes include reduction in title or responsibilities, reduction in compensation or benefits (except for a reduction for all employees generally), reassignment beyond a thirty-minute commute from Boyertown, Pennsylvania, or increased travel requirements. If these two events occur, the executive will receive a lump-sum cash severance payment equal to 200% of the executive's average annual compensation for the five years preceding the change-in-control.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PERFORMANCE GRAPH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



     The following graph compares the performance of National Penn's common shares to the Nasdaq Stock Market Total Return Index and the Nasdaq Bank Stock Index during the last five years. The graph shows the value of $100 invested in National Penn common stock and both indices on December 31, 1997, and the change in the value of National Penn's common shares compared to the indices as of the end of each year. The graph assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
     Among National Penn Bancshares, Nasdaq Stock Market Total Return Index
                            & Nasdaq Bank Stock Index




                    [GRAPH OMITTED - DATA POINTS AS FOLLOWS]

                                                                   December 31,
                                        -------------------------------------------------------------------
                                            1997       1998        1999       2000      2001       2002
                                        -------------------------------------------------------------------
 National Penn Bancshares, Inc.             100         106        106          93        109       142
-----------------------------------------------------------------------------------------------------------
 Nasdaq Stock Market Total Return           100         141        261         157        125        86
-----------------------------------------------------------------------------------------------------------
 Nasdaq Bank Stocks                         100          99         96         109        118       121
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     The Audit Committee of National Penn's Board of Directors is composed of six independent directors, as currently defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. In light of additional responsibilities resulting from the Sarbanes- Oxley Act of 2002, the Board revised the charter in February 2003. The revised charter is attached to this proxy statement as Appendix A.

     Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn's financial reporting, internal controls and audit functions.

     Management is responsible for National Penn's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, National Penn's independent accountants, are responsible for performing an independent audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon based on such audit.

     The Audit Committee's responsibility is to monitor and oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not National Penn employees and are not accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or the independent accountants. Likewise, the Audit Committee cannot certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants, and the experience of the Audit Committee's members in business, finance and accounting matters.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management has represented to the Audit Committee that National Penn's consolidated financial statements were prepared with integrity and objectivity and in accordance with accounting principles generally accepted in the United States, and the independent accountants have represented to the Audit Committee that they have performed their audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States. The Audit Committee has relied upon the representations of management and the independent accountants without independent verification. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

     The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     National Penn's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based on the Audit Committee's discussions with management and the independent accountants, the representations of management to the Audit Committee, the representations of the independent accountants included in their report on National Penn's consolidated financial statements and otherwise on such report of the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn's Annual Report on Form 10-K for the year ended December 31, 2002.

     Aggregate fees billed to National Penn by the independent accountants for the years ended December 31, 2002 and December 31, 2001 were as follows:

                                    Year Ended                  Year Ended
                                 December 31, 2002            December 31, 2001
                                 -----------------            -----------------

 Audit Fees                        $280,224                     $177,950

 Audit-Related Fees (a)               9,750                        4,450

 Tax Fees (b)                        92,519                       63,035

 All Other Fees                        None                         None
__________________
     (a) Includes fees for accounting assistance related to acquisitions and consultations related to financial accounting and reporting standards.
     (b)  Includes fees for services related to tax compliance and tax planning.

     The Audit Committee considered whether the independent accountants' provision of non- audit services is compatible with maintaining the independent accountants' independence. The Audit Committee is satisfied that it is.


         Patricia L. Langiotti, Chair                       Frederick H. Gaige
         John H. Body                                       Robert E. Rigg
         J. Ralph Borneman, Jr.                             C. Robert Roth

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
STOCK OWNERSHIP
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Directors and Executive Officers

--------------------------------------------------------------------------------


     The following table shows certain information, as of March 7, 2003, about the ownership of National Penn common shares by the directors and executive officers.


                                                              Amount and Nature of Beneficial Ownership
                                            -----------------------------------------------------------------------------
                                                                      Sole               Shared
                                                 Total             Voting and          Voting and             Percent
               Name of                        Beneficial           Investment          Investment               of
          Beneficial Owner                     Ownership              Power              Power               Class(1)
-------------------------------------       ---------------      ---------------    ----------------      ---------------

Directors and Nominees
John H. Body(2)(4)                                  159,865              154,965               4,900                    -
J. Ralph Borneman, Jr.(2)(4)                         28,250               13,092              15,158                    -
Frederick H. Gaige(4)                                 5,499                5,499                   -                    -
John W. Jacobs(4)                                   430,663              121,521             309,142                1.86%
Frederick P. Krott(5)                                 4,941                2,575               2,366                    -
Patricia L. Langiotti(4)                             15,972               14,902               1,070                    -
Kenneth A. Longacre(4)                              109,014              109,014                   -                    -
Glenn E. Moyer(2)(3)(7)                              61,429               59,425               2,004                    -
Alexander Rankin                                    336,518              279,953              56,565                1.46%
Robert E. Rigg(2)(4)                                332,355              314,859              17,496                1.44%
C. Robert Roth(4)                                    28,192               15,729              12,463                    -
John C. Spier(6)                                    180,862              180,862                   -                    -
Wayne R. Weidner(3)                                 408,926              408,143                 783                1.75%

Other Named Executive Officers
Bruce G. Kilroy(3)                                   31,875               31,875                   -                    -
Paul W. McGloin(3)                                   13,837                1,594              12,243                    -
Sharon L. Weaver(3)                                  50,273               50,273                   -                    -

All Directors and Executive
Officers as a Group
(20 Persons)(3)(4)                                2,424,307            1,972,094             452,213               10.20%
______________________


(1) Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of March 7, 2003.

(2)  Nominee for election as a Class I director.

(3) Includes shares allocated under the Capital Accumulation Plan. Includes the following shares which may be acquired by exercise of vested options granted under employee stock compensation plans: Mr. Weidner - 353,012 shares, Mr. Moyer - 50,469 shares, Mr. Kilroy - 19,275 shares, Mr. McGloin
     - 1,081 shares, and Ms. Weaver - 42,674 shares. Does not include shares which may be acquired in the future by exercise of options not yet exercisable under employee stock compensation plans.

(4) Includes the following shares which may be acquired by exercise of vested options granted to non-employee directors under the stock option plan for non-employee directors: Mr. Body - 20,805 shares, Mr. Borneman - 5,470 shares, Mr. Gaige - 4,376 shares, Mr. Jacobs - 3,282 shares, Ms. Langiotti
     - 6,564 shares, Mr. Longacre - 3,282 shares, Mr. Rigg - 3,282 shares, and Mr. Roth - 8,208 shares. Does not include shares which may be acquired in the future by exercise of options not yet exercisable under the stock option plan for non-employee directors.

(5) Includes 1,022 shares which may be acquired by exercise of vested options granted in substitution for Community Independent Bank, Inc. stock options, as provided in the acquisition agreement.

(6) Includes 140,509 shares which may be acquired by exercise of vested options granted in substitution for FirstService Bank stock options, as provided in the acquisition agreement.

(7) Includes 2,004 shares held by Mr. Moyer's spouse. Mr. Moyer disclaims beneficial ownership of these shares.

--------------------------------------------------------------------------------
Five Percent Shareholders
--------------------------------------------------------------------------------


     The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of March 7, 2003.


                                               Amount and Nature
        Name and Address                         of Beneficial                        Percent of
      of Beneficial Owner                           Ownership                       Common Shares
--------------------------------             ----------------------                ----------------

James K. Overstreet                               2,123,948(1)                          9.20%
315 Natlie Road
Phoenixville, PA 19460
____________________

(1) These shares are owned of record by persons or entities identified by Mr. Overstreet in filings with regulatory authorities and National Penn, as being parties through which he holds common shares of National Penn. Evelyn
     M. Overstreet, Mr. Overstreet's wife, holds 112,232 of these shares, and a limited partnership in which Mr. Overstreet is a partner holds 25,537 of these shares.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Related Party and Similar Transactions
--------------------------------------------------------------------------------


     Certain directors and officers of National Penn, and companies with which they are associated, are customers of National Penn's banking subsidiaries, National Penn Bank and/or Panasia Bank, N.A. During 2002, these individuals and companies had banking transactions with National Penn Bank and/or Panasia Bank, N.A. in the ordinary course of business. Similar transactions may be expected to occur in the future. All loans and commitments to loan involved in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of National Penn's management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. As of December 31, 2002, loans to officers, directors, and affiliates represented 2.8% of shareholders' equity in National Penn.

--------------------------------------------------------------------------------
Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------------------------------


     Section 16(a) of the Securities Exchange Act of 1934 requires National Penn's directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish National Penn with copies of all their Section 16(a) filings.

     Based solely on review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors, executive officers and more-than-10% shareholders complied during 2002 with all Section 16(a) filing requirements.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


"Householding" of Proxy Materials and Annual Reports

     The Securities and Exchange Commission recently adopted rule amendments regarding the delivery of proxy statements, prospectuses and certain other materials to shareholders who share the same address. These new rule amendments permit companies and intermediaries (such as brokers, banks and other companies that hold shares in "street name") to satisfy the delivery requirements for these materials by delivering a single copy of the materials to an address shared by two or more of National Penn's shareholders. This delivery method is referred to as "householding," and can result in significant cost savings for National Penn, and in turn, National Penn's shareholders.

     In order to take advantage of this opportunity, National Penn has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless National Penn received contrary instructions from the affected shareholders prior to the mailing date. National Penn will, however, promptly deliver, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to a shareholder at a shared address to which a single copy of those documents was delivered. Shareholders of record who prefer to receive separate copies of a proxy statement or annual report, either now or in the future, can request a separate copy of the proxy statement or annual report by writing to National Penn at the following address: Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512, or by telephone at (610) 369-6202. Conversely, if you are currently a shareholder of record who shares an address with another National Penn shareholder and wish to have your future proxy statements and annual reports "householded," please contact National Penn at the above address or telephone number.

     If your National Penn stock is held in "street name" (i.e., held by a broker, bank or other intermediary), you can request separate copies of these documents by contacting the broker, bank or other intermediary. Conversely, if your National Penn shares are held in street name and you wish to have your future proxy statements and annual reports "householded," you can request "householding" by contacting the broker, bank or other intermediary.

Record Date; Shares Outstanding

     Shareholders of record at the close of business on March 7, 2003 are entitled to vote their shares at the annual meeting. As of that date, there were 23,072,549 common shares outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum

     The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum. A quorum must be present at the meeting before any business may be conducted.

     If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

     If you participate in National Penn's Dividend Reinvestment Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

     By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to National Penn's Corporate Secretary, by submitting a later-dated proxy, or by voting in person at the meeting.

Default Voting

     If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the Board of Directors' nominees as directors.

     National Penn's Board and management know of no other business that is planned to be brought before the meeting. If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Tabulation of Votes

     Mellon Investor Services LLC, the transfer agent, will tabulate the votes.

     If your shares are treated as a broker non-vote, your shares will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present. Because the election of directors is by a plurality of votes, a broker non-vote will have no effect on the outcome.

Voting by Street Name Holders

     If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares according to your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares in its discretion.

Independent Accountants

     National Penn has again selected Grant Thornton LLP as independent accountants for 2003. Representatives of that firm will be at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Proxy Solicitation

     National Penn will bear all costs of this proxy solicitation. National Penn's officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile. National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners.

Shareholder Proposals for Next Year's Meeting

     Any shareholder who wishes to present a proposal for consideration at next year's annual meeting, and who wishes for National Penn to consider including such proposal in next year's proxy statement, must deliver the proposal to National Penn's principal executive offices no later than the close of business on November 22, 2003. Any proposal should be addressed to Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512.

     For any proposal that is not submitted for possible inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if:

     o National Penn receives notice of the proposal before the close of business on January 28, 2004 (or, if the annual meeting is not held on the fourth Tuesday in April, 2004, the tenth day following public disclosure of the meeting date) and advises shareholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or

     o National Penn does not receive notice of the proposal prior to the close of business on January 28, 2004 (or, if the annual meeting is not held on the fourth Tuesday in April, 2004, the tenth day following public disclosure of the meeting date).

     Any notice of intention to present a proposal at next year's annual meeting should be addressed to Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512.

Director Nominees

     National Penn's bylaws provide that the Board of Directors, or any shareholder who complies with the requirements of the bylaws, may nominate candidates for election as directors. The Board of Directors seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write to the Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512, stating in detail the qualifications of the persons they recommend.

     The bylaws provide that any shareholder who wishes to nominate a candidate for election as a director must deliver to National Penn written notice at least 90 days before the date of the shareholders' meeting (or, if the annual meeting is not held on the fourth Tuesday in April, 2004, the tenth day following public disclosure of the meeting date). This notice must contain the same information, to the extent known to the notifying shareholder, as that required to be provided by National Penn in its proxy statement for the nominees of the Board of Directors. The chairman of the meeting may disregard any nomination not made in compliance with the bylaws, and may instruct the vote tabulator to disregard any votes cast for that person.

Shareholder List

     For at least ten days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at National Penn's principal executive offices. The list will also be available for examination at the meeting.

Annual Report for 2002

     National Penn's Annual Report on Form 10-K (without exhibits) is enclosed with this proxy statement. It is also available at National Penn's website (www.nationalpennbancshares.com) and at the web site of the Securities and Exchange Commission (www.sec.gov).

                                                                      APPENDIX A
                                                                      ----------

                         NATIONAL PENN BANCSHARES, INC.
                         ------------------------------

                             AUDIT COMMITTEE CHARTER
                             -----------------------


     The Audit Committee of the Board of Directors (the "Board") of National Penn Bancshares, Inc. (the "Company") assists the Board with four major responsibilities, in monitoring (1) the integrity of the Company's financial statements, (2) the reported status of significant internal controls affecting business operations, (3) the Company's reported compliance with legal and regulatory requirements, and (4) the qualifications, independence and performance of the Company's internal and independent auditors.

     The Audit Committee will be comprised of five or more independent directors. The members of the Audit Committee shall meet the independence and experience requirements of (1) The Nasdaq Stock Market, Inc., (2) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC") issued thereunder, and (3) the Federal Deposit Insurance Act and the regulations of the Federal Deposit Insurance Corporation ("FDIC") issued thereunder. The Board shall appoint the members of the Audit Committee.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

     The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall meet quarterly and as called by the Chairperson and will maintain minutes and other relevant records of its meetings and decisions. The Audit Committee shall make regular reports to the Board, including an annual review and assessment of the adequacy of this Charter and will recommend any proposed changes to the Board for approval.

     While the Audit Committee may perform additional duties as determined by the Board, the Audit Committee shall perform the tasks outlined in the following paragraphs in order to fulfill its four major responsibilities noted above.

Monitor the integrity of the Company's financial statements

     o Review with management and the independent auditors the Company's annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

     o Review with management and the independent auditors the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing.

     o Review with management and the independent auditors any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     o Discuss with the independent auditors the quality, not just the acceptability, of the Company's accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit.

     o   Review and discuss quarterly reports from the independent auditors on
         (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management, such as any management letter and any responses thereto.

     o Review with management the Company's earnings announcements before their release.

     o Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Monitor the reported status of significant internal controls affecting business operations

     o Inquire of the internal auditors, independent auditors, bank examiners, and management, as necessary, about reported significant risks and exposures and assess the steps management has taken to minimize such risks and exposures, including the adequacy of policies, procedures, and internal controls.

Monitor the Company's reported compliance with legal and regulatory requirements

     o Approve, after preparation by counsel and review by internal audit and the independent auditors, the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     o Perform such additional duties as shall be required by applicable regulations of the SEC and/or the FDIC.

Monitor the qualifications, independence and performance of the Company's internal and independent auditors

     o Meet at least annually with the Chief Financial Officer, the senior internal audit executive, and the independent auditors in separate sessions.

     o Annually review and assess the adequacy of the Company's Internal Audit Policy and recommend to the Board any proposed changes.

     o Review and approve, as appropriate, the internal audit function's responsibilities, budget, compensation, staffing, schedule, performance, and replacement of the senior internal audit executive.

     o Have sole authority to appoint, evaluate the performance of, and replace, the independent auditors, which firm shall report directly to the Audit Committee.

     o Be directly responsible for the level of compensation, and oversight of the work, of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

     o Pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by the independent auditors.

     o In its discretion, form and delegate authority to subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

     o Annually review the total fees paid to the independent auditors, considering whether the provision of non-audit services impaired or impairs the independence of the independent auditors.

     o Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     o Meet with the independent auditors periodically to review the qualifications of any members or employees of the firm assigned to perform either audit or permitted non- audit services for the Company.

     o Review with the independent auditors any problems or difficulties the auditors may have encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     o Receive periodic reports from the independent auditors regarding the auditors' independence consistent with Independence Standards Board Standard 1; discuss such reports with the auditors; and if so determined by the Audit Committee, take appropriate action to oversee the independence of the auditors.

     o   Ensure the rotation of the audit partners as required by law.

     o Obtain assurance from the independent auditors that the required response to audit discovery provisions of Section 10A(b) of the Exchange Act have not been implicated.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company's financial statements. These are the responsibilities of management and the independent auditors.

                                [GRAPHIC OMITTED]
                         www.nationalpennbancshares.com

PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         NATIONAL PENN BANCSHARES, INC.

     The undersigned hereby appoints Paul W. McEwen, Dale C. Henne, and Dr. Harold C. Wegman proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("National Penn") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of National Penn to be held on April 22, 2003, and at any adjournments or postponements thereof.


                          (Continued on the other side)


Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                             Please Mark Here___
                                                             for Address Change
                                                             or Comments
                                                             SEE REVERSE SIDE



This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the Class I Director nominees listed below.

1.   Election of Class I Directors:

NOMINEES:                           FOR                      WITHHOLD
01 John H. Body              all nominees listed             AUTHORITY
02 J. Ralph Borneman, Jr.    to the left (except           to vote for all
03 Glenn E. Moyer               as marked to               nominees listed
04 Robert E. Rigg              the contrary).               to the left.
                                   ____                        ____


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

2. In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

     If you wish to supply National Penn with your e-mail address, write it in the following space.
________________________________________________________________________________


PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE. TO VOTE BY TELEPHONE, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.






Signature__________________________Signature__________________Date______________
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                            * FOLD AND DETACH HERE *



                            Vote by Telephone or Mail
                CALL *** TOLL FREE *** ON A TOUCH TONE TELEPHONE
                          24 Hours a Day, 7 Days a Week

    Telephone voting is available until 4 PM Eastern Time on April 22, 2003, the day of the annual meeting.

   Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                Telephone                                Mail
            1-800-435-6710

Use any touch-tone telephone to                       Mark, sign and date
vote your proxy.  Have your proxy                     your proxy card and
card in hand when you call.  You will        OR       return it in the enclosed
be prompted to enter your control                     postage-paid envelope.
number, located in the box below,
and then follow the directions given.


                    If you vote your proxy by telephone, you do NOT need to mail back your proxy card.


                                                             CONTROL NUMBER
                                                           ------------------
                                                           ------------------

VOTING INSTRUCTION CARD



           THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE
              BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.


     This Voting Instruction Card serves to instruct Investors Trust Company, as trustee (the "Trustee") under the National Penn Bancshares, Inc. Capital Accumulation Plan (the "Plan"), to vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("National Penn") entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Annual Meeting of Shareholders of National Penn to be held on April 22, 2003, and at any adjournments or postponements thereof.

     The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned,
(b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.





                          (Continued, and to be marked,
                      dated and signed, on the other side)

This voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustee in accordance with the terms of the Plan and applicable law.


1. Election of Class I Directors:

   ___   FOR all nominees listed below (except as marked to the contrary).

   ___   WITHHOLD AUTHORITY to vote for all nominees listed below.


   NOMINEES: John H. Body, J. Ralph Borneman, Jr., Glenn E. Moyer,
                   Robert E. Rigg.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)




2. In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name appears herein.



Dated:                 , 2003
        ---------------


_________________________________
         (Signature of Participant)


PLEASE SIGN, DATE AND RETURN THE VOTING  INSTRUCTION CARD PROMPTLY (BY APRIL 14,
2003) TO DEBRA KENDERDINE AT INVESTORS TRUST COMPANY (INTEROFFICE CODE ITC).